Exhibit 99.1

Buckeye Announces Fourth Quarter and Fiscal Year 2013 Results

MEMPHIS, Tenn.--(BUSINESS WIRE)--August 12, 2013--Buckeye Technologies Inc. (NYSE:BKI) today announced earnings for fiscal year 2013. Net sales for the year were $812 million, down $82 million or 9% compared to net sales from continuing operations in fiscal 2012. Specialty Fibers external sales were down $72 million or 11% due to a small drop in shipment volume, lower fluff pulp and specialty cotton fibers pricing, and unfavorable sales mix due to weak market conditions in Europe. Nonwovens sales were down $10 million entirely due to the sale of the Merfin Systems converting business in mid-fiscal year 2012.

Adjusted net income* for the 2013 fiscal year was $92 million or $2.32 per share, compared to a record $111 million or $2.76 per share in fiscal 2012, and the previous record net income of $91 million or $2.23 per share in fiscal 2011. The two biggest drivers of the reduction in adjusted net income between fiscal years 2012 and 2013 were lower fluff pulp prices and unfavorable sales mix in the specialty fibers segment, where operating income was down $34 million year over year. Operating income for the nonwoven materials segment was up $9 million in fiscal year 2013 compared to fiscal year 2012 due to a large reduction in fixed manufacturing costs resulting from the closure of our Delta, B.C., Canada airlaid facility in December 2012.

Fourth quarter net sales were $216 million, down $9 million or 4% versus net sales of $225 million in the fourth quarter of fiscal 2012. While shipment volume was up 9%, driven by increased shipments from our Foley wood fibers facility, this was offset by unfavorable mix and lower selling prices in our specialty fibers segment.

Fourth quarter adjusted net income* was $23.0 million or $0.58 per share. This excludes net after-tax charges of $5.0 million, or $0.13 per share, primarily relating to the pending merger with Georgia-Pacific and adjustments related to the CBC fuel tax credit. Adjusted net income* was down compared to the prior year’s $26.2 million or $0.66 per share, which excluded net income of $2.3 million, or $0.05 per share, primarily consisting of adjustments relating to the cellulosic biofuel credit. This $3.2 million reduction in adjusted net income* was mainly driven by unfavorable sales mix and by lower selling prices for fluff and specialty wood pulp. We generated $61.4 million in net cash provided by operating activities during the quarter, invested $30.2 million in capital projects (including $15.5 million on the oxygen delignification and specialty conversion projects), reduced debt by $21.1 million to $41.2 million, and paid a regular quarterly dividend of $3.5 million. At the end of the quarter our cash and short term investments stood at $58.1 million.

Comparing the fourth quarter to the third quarter of fiscal 2013, sales were up $20 million or 10% as shipment volume was up 15% in our specialty fibers segment and was flat in our nonwovens segment. Adjusted EPS* of $0.58 was up $0.05 versus the third quarter on the increase in shipment volume.

Buckeye, a leading manufacturer and marketer of specialty fibers and nonwoven materials, is headquartered in Memphis, Tennessee, USA. The Company currently operates facilities in the United States and Germany. Its products are sold worldwide to makers of consumer and industrial goods.

Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws and is intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” generally can be identified by the use of forward-looking terminology such as “assumptions,” “target,” “guidance,” “outlook,” “plans,” “projection,” “may,” “will,” “would,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “potential,” or “continue (or the negative or other derivatives of each of these terms or similar terminology). The “forward-looking statements” include, without limitation, statements regarding the economic outlook for Buckeye and the demand for its products, Buckeye’s pending business combination with Georgia-Pacific LLC, the results and timing of Buckeye’s strategic investments and growth opportunities and expected levels of cash flow and debt reduction. These statements are based on management’s estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those projected as a result of certain factors. A discussion of factors that could cause results to vary is included in Buckeye’s Annual Report on Form 10-K and other periodic filings with the Securities and Exchange Commission.

Note Regarding Non-GAAP Financial Measures

*This release includes certain financial information not derived in accordance with generally accepted accounting principles (“GAAP”). The non-GAAP measures presented are “adjusted operating income”, “adjusted net income”, “and adjusted earnings per share”, “free cash flow”. The first three measures are equal to operating income, net income and earnings per share excluding the after-tax effects of alternative fuel mixture credits (AFMC) and cellulosic biofuel credits (CBC), goodwill and long-term asset impairment cost, restructuring cost, gain on sale of assets, and GP merger related expenses. “Free cash flow” is equal to net cash provided by operating activities less net cash used in investing activities (excluding purchase of short term investments).

($ in Millions)	Q4-2013	Q4-2012	Q3-2013	YTD-2013	YTD-2012
Operating income
Operating income in accordance with GAAP	$27.8	$40.0	$29.9	$121.4	$164.0
Special items:
GP merger related expenses	5.5	---	---	5.5	---
Restructuring costs	0.3	---	0.8	9.9	0.3
Asset and Goodwill impairment	---	0.3	0.7	3.6	4.5
Adjusted operating income (Excludes Americana)	$33.6	$40.3	$31.4	$140.4	$168.8

Net income	Q4-2013	Q4-2012	Q3-2013	YTD-2013	YTD-2012
Net income in accordance with GAAP	$18.0	$28.5	$28.3	$88.7	$90.0
Special items, after-tax:
GP merger related expenses	3.6	---	---	3.6	---
Gain on sale of assets held for sale	---	---	(7.3)	(7.3)	---
Earn-out from King sale	---	---	(0.2)	(0.2)	---
AFMC / CBC	1.1	(3.3)	0.1	(4.4)	(10.5)
Restructuring costs	0.3	1.2	0.8	9.6	1.9
Asset and Goodwill impairment	---	(0.2)	(0.7)	2.2	29.6
Adjusted net income	$23.0	$26.2	$21.0	$92.2	$111.0

Earnings per share (EPS) - Diluted	Q4-2013	Q4-2012	Q3-2013	YTD-2013	YTD-2012
EPS in accordance with GAAP	$0.45	$0.71	$0.71	$2.23	$2.24
Special items, after-tax, per share:
GP merger related expenses	0.09	---	---	0.09	---
Gain on sale of assets held for sale	---	---	(0.19)	(0.19)	---
Earn-out from King sale	---	---	---	---	---
AFMC / CBC	0.03	(0.08)	---	(0.11)	(0.27)
Restructuring costs	0.01	0.03	0.02	0.24	0.05
Asset and Goodwill Impairment	---	---	(0.01)	0.06	0.74
Adjusted EPS	$0.58	$0.66	$0.53	$2.32	$2.76

($ in Millions)	Q4-2013	Q4-2012	Q3-2013	YTD-2013	YTD-2012
Free Cash Flow
Net cash provided by operating activities	$61.4	$87.4	$46.1	$136.2	$171.8
Proceeds from sale of assets	0.2	6.1	19.9	20.1	11.7
Purchases of property, plant & equipment / Other	(30.4)	(38.9)	(27.4)	(109.9)	(85.4)
Proceeds from insurance settlement related to capital investments	---	---	---	4.3	---
Free Cash Flow	$31.2	$54.6	$38.6	$50.7	$98.1

Loss from Discontinued Operations

As a result of the disposition of our Americana operations in Q4 2012, we have reported the results of the operations for this business, including the loss recognized from the sale and less applicable income taxes (benefit), in discontinued operations in our consolidated income statement. The table below shows the detail behind the loss from discontinued operations for each period reported in the press release financial statements.

($ in Millions)	Q4-2013	Q4-2012	YTD2013	YTD2012
Net Sales	$---	$---	$--	$14.3
COGS	---	0.3	---	14.9
Gross Margin	---	(0.3)	--	(0.6)
Asset Impairment Cost	---	0.1	--	49.2
Other Operating Expense	---	1.8	---	2.7
Operating Loss	---	(2.2)	--	(52.5)
Net Interest Income	---	0.1	--	0.5
Foreign Exchange & Other	---	(0.3)	---	(0.2)
Loss before Tax	---	(2.4)	--	(52.2)
Income Tax Benefit	---	(0.5)	(1.4)	(23.3)
Income (Loss) from Discontinued Operations	$---	$(1.9)	$1.4	$(28.9)

BUCKEYE TECHNOLOGIES INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(In thousands, except per share data)

	Three Months Ended			Year Ended
	June 30, 2013	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012

Net sales	$215,597	$195,562	$224,940	$812,450	$894,881
Cost of goods sold	167,247	152,204	171,877	623,303	677,396
Gross margin	48,350	43,358	53,063	189,147	217,485
Gross margin as a percentage of sales	22.4%	22.2%	23.6%	23.3%	24.3%

Selling, research and administrative expenses	19,776	11,408	12,257	56,568	46,704
Amortization of intangibles and other	531	517	510	2,070	2,021
Asset impairment loss	-	701	329	3,591	2,094
Goodwill impairment loss	-	-	-	-	2,425
Restructuring costs	304	855	-	9,918	234
Other operating income	(71)	-	-	(4,351)	(32)

Operating income	27,810	29,877	39,967	121,351	164,039

Net interest expense and amortization of debt costs	(352)	(314)	5,211	(1,869)	(499)
Gain on sale of assets held for sale	-	7,346	-	7,346	-
Foreign exchange and other	1	508	301	88	386
Income from continuing operations before income taxes	27,459	37,417	45,479	126,916	163,926
Income tax expense	9,443	10,524	15,075	39,607	45,011
Income from continuing operations	18,016	26,893	30,404	87,309	118,915
Income (loss) from discontinued operations, net of tax	-	1,369	(1,889)	1,369	(28,887)
Net Income	$18,016	$28,262	$28,515	$88,678	$90,028

Computation of diluted earnings per share under the two-class method:

Net income attributable to shareholders	$18,016	$28,262	$28,515	$88,678	$90,028
Less: Distributed and undistributed income allocated to participating securities (nonvested stock)	(186)	(287)	(341)	(929)	(1,248)
Distributed and undistributed income available to shareholders	$17,830	$27,975	$28,174	$87,749	$88,780

Diluted income per share from continuing operations	$0.45	$0.68	$0.76	$2.20	$2.98
Diluted income (loss) per share from discontinued operations	-	0.03	(0.05)	0.03	(0.74)
Diluted earnings per share	$0.45	$0.71	$0.71	$2.23	$2.24

BUCKEYE TECHNOLOGIES INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30	March 31	June 30
	2013	2013	2012
Current assets:
Cash and cash equivalents	$17,130	$55,220	$38,284
Short term investments	40,932	-	8,813
Accounts receivable, net	125,682	128,624	126,705
Inventories	96,821	105,058	90,183
Deferred income taxes and other	7,955	10,882	25,697
Total current assets	288,520	299,784	289,682

Property, plant and equipment, net	551,234	532,278	492,109
Deferred income taxes	44,421	40,678	42,427
Intellectual property and other, net	11,146	11,624	13,193
Total assets	$895,321	$884,364	$837,411

Liabilities and stockholders' equity
Current liabilities:
Trade accounts payable	$38,269	$28,372	$40,600
Accrued expenses	43,664	35,708	43,135
Other current liabilities	-	-	-
Total current liabilities	81,933	64,080	83,735

Long-term debt	41,172	62,271	58,578
Deferred income taxes	4,399	4,536	4,930
Other liabilities	85,124	89,637	87,132
Stockholders' equity	682,693	663,840	603,036
Total liabilities and stockholders' equity	$895,321	$884,364	$837,411

BUCKEYE TECHNOLOGIES INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(In thousands)

	Three Months Ended			Year Ended
	June 30, 2013	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012
OPERATING ACTIVITIES
Net income	$18,016	$28,262	$28,515	$88,678	$90,028
Adjustments to reconcile net income to net cash provided by operating activities:
Asset impairment loss	-	701	465	3,591	51,268
Depreciation	11,517	10,975	12,091	46,377	50,136
Amortization	686	672	665	2,691	2,641
Loss on goodwill impairment	-	-	-	-	2,425
Deferred income taxes	81	(422)	1,253	3,533	(14,454)
Noncurrent AFMC refund payable	(3,676)	-	(3,648)	(388)	10,247
Gain on sale of assets held for sale	-	(7,346)	-	(7,346)	-
Loss on disposal of equipment	319	253	954	1,653	1,602
Insurance settlement	-	-	-	(4,277)	-
Provision for bad debts	330	373	37	663	(57)
Excess tax benefit from stock based compensation	(89)	(81)	(1,367)	(2,380)	(4,062)
Stock-based compensation expense	1,723	1,210	868	5,603	4,245
Other	2,076	241	2,107	2,320	1,861
Change in operating assets and liabilities
Accounts receivable	(5,212)	(359)	3,108	1,052	6,548
Income tax receivable	8,104	8,747	6	(2)	-
Inventories	8,437	366	20,227	(6,046)	(5,119)
Other assets	(1,659)	13,120	(2,889)	12,074	803
Accounts payable and other liabilities	20,715	(10,651)	24,977	(11,612)	(26,349)
Net cash provided by operating activities	61,368	46,061	87,369	136,184	171,763

INVESTING ACTIVITIES
Purchases of property, plant & equipment	(30,233)	(27,178)	(38,734)	(109,362)	(84,940)
Proceeds from sale of assets	220	19,896	6,085	20,116	11,760
Short term investments	(41,274)	9,075	(9,213)	(32,199)	(9,213)
Proceeds from insurance settlement related to capital investments	-	-	-	4,277	-
Other	(191)	(202)	(128)	(520)	(481)
Net cash provided by (used in) investing activities	(71,478)	1,591	(41,990)	(117,688)	(82,874)

FINANCING ACTIVITIES
Net borrowings (payments) under revolving line of credit	(21,099)	(37,008)	(11,561)	(17,406)	(38,343)
Excess tax benefit from stock based compensation	89	81	1,367	2,380	4,062
Purchase of treasury shares	-	-	(22,327)	(9,203)	(32,916)
Net proceeds from sale of equity interests	284	135	253	2,503	3,054
Payment of dividend	(3,536)	(3,608)	(3,164)	(13,737)	(10,756)
Other	-	-	(1,057)	(938)	(1,526)
Net cash provided by (used in) financing activities	(24,262)	(40,400)	(36,489)	(36,401)	(76,425)

Effect of foreign currency rate fluctuations on cash	(3,718)	(1,342)	(7,773)	(3,249)	(4,674)

Increase in cash and cash equivalents	(38,090)	5,910	1,117	(21,154)	7,790
Cash and cash equivalents at beginning of period	55,220	49,310	37,167	38,284	30,494
Cash and cash equivalents at end of period	$17,130	$55,220	$38,284	$17,130	$38,284

BUCKEYE TECHNOLOGIES INC.
SUPPLEMENTAL FINANCIAL DATA
(unaudited)
(In thousands)

	Three Months Ended			Year Ended
SEGMENT RESULTS	June 30, 2013	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Specialty Fibers
Net sales	$161,862	$142,601	$170,950	$601,173	$686,733
Operating income (a)	31,427	27,723	39,106	131,295	165,441
Depreciation and amortization (b)	8,204	7,682	7,670	31,246	31,033
Total assets	571,305	549,821	487,764	571,305	487,764
Capital expenditures	25,706	24,323	33,368	96,901	73,364

Nonwoven Materials
Net sales	$58,599	$57,380	$61,827	$228,543	$239,007
Operating income (a)	6,172	5,786	3,626	21,199	11,735
Depreciation and amortization (b)	(8,395)	2,905	3,945	2,160	16,087
Total assets	147,258	153,970	182,924	147,258	182,924
Capital expenditures	3,145	2,002	4,171	8,697	9,368

Corporate
Net sales	$(4,864)	$(4,419)	$(7,837)	$(17,266)	$(30,859)
Operating income (loss) (a)	(9,790)	(3,632)	(2,765)	(31,143)	(13,137)
Depreciation and amortization (b)	9,829	905	987	12,631	3,861
Total assets	176,758	180,573	166,723	176,758	166,723
Capital expenditures	1,382	853	1,195	3,764	2,208

Total
Net sales	$215,597	$195,562	$224,940	$812,450	$894,881
Operating income (a)	27,809	29,877	39,967	121,351	164,039
Depreciation and amortization (b)	9,638	11,492	12,602	46,037	50,981
Total assets	895,321	884,364	837,411	895,321	837,411
Capital expenditures	30,233	27,178	38,734	109,362	84,940

(a) The corporate segment includes operating elements such as segment eliminations, amortization of intangibles, impairment of long-lived assets, goodwill impairment, alternative fuel mixture credits, charges related to restructuring, unallocated at-risk compensation and unallocated stock-based compensation for executive officers and certain other employees. Corporate net sales represents the elimination of intersegment sales included in the specialty fibers reporting segment.

(b) Depreciation and amortization includes depreciation, depletion and amortization of intangibles.

	Three Months Ended			Year Ended
ADJUSTED EBITDA	June 30, 2013	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012

Net income	$18,015	$28,262	$28,515	$88,678	$90,028
Elimination of discontinued operations	-	(1,369)	1,889	(1,369)	28,887
Income tax expense (benefit)	9,443	9,155	15,075	39,607	45,011
Interest expense	220	202	(5,296)	1,407	140
Amortization of debt costs	156	155	155	622	620
Depreciation, depletion and amortization	12,048	11,492	12,601	48,447	50,980
EBITDA	39,882	47,897	52,939	177,392	215,666
Asset impairments	-	701	(2,408)	3,591	1,782
Restructuring	304	855	2,737	9,918	2,971
Non cash charges	319	253	803	1,668	1,645
Gain on sale of assets held for sale	-	(7,346)	-	(7,346)	-
Adjusted EBITDA	$40,505	$42,360	$54,071	$185,223	$222,064

We calculate EBITDA as earnings before cumulative effect of change in accounting plus interest expense, income taxes and depreciation and amortization. Adjusted EBITDA further adjusts EBITDA by adding back the following items: asset impairment charges, goodwill impairment, restructuring charges incurred since the inception of the current credit facility, non-cash charges and other (gains) losses and deducting any non-cash expense associated with alternative fuel mixture credits. You should not consider adjusted EBITDA to be an alternative measure of our net income, as an indicator of operating performance; or our cash flow, as an indicator of liquidity. Adjusted EBITDA corresponds with the definition contained in our US revolving credit facility, established on October 22, 2010, and it provides useful information concerning our ability to comply with debt covenants. Although we believe adjusted EBITDA enhances your understanding of our financial condition, this measure, when viewed individually, is not a better indicator of any trend as compared to other measures (e.g., net sales, net earnings, net cash flows, etc.). Prior period amounts have been adjusted to conform to the definition contained in our new credit facility.

CONTACT:
Buckeye Technologies Inc.
Steve Dean, 901-320-8352
Executive Vice President
and Chief Financial Officer
or
Eric Whaley, 901-320-8509
Investor Relations
Website: www.bkitech.com